Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports First Quarter 2026 Results,
Declares Increase in Regular Quarterly Dividend to $0.34 per Share, and Announces New Share Repurchase Authorization of $125 Million

Company to Host Conference Call on Thursday, April 30, 2026, at 11:00 a.m. Eastern Time

RENO, Nev., April 29, 2026 - (GLOBE NEWSWIRE) - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers’ compensation insurance, excess workers’ compensation, and related services, today reported financial results for its first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights
(All comparisons versus first quarter 2025)
•Net income of $10.2 million ($0.52 per diluted share), versus $12.8 million ($0.52 per diluted share);
•Adjusted net income of $10.3 million ($0.53 per diluted share), versus $21.3 million ($0.87 per diluted share);
•Gross premiums written of $180.8 million, versus $212.1 million;
•Net premiums earned of $180.9 million, versus $183.0 million;
•Loss and LAE ratio increased to 71.4% from 66.0%;
•Commission expense ratio increased to 13.1% from 12.6%;
•Underwriting expense ratio improved to 22.6% from 23.4%;
•GAAP combined ratio of 107.1% (107.7% excluding the LPT), versus 102.0% (102.8% excluding the LPT);
•Net investment income of $28.3 million, versus $32.1 million;
•Net realized and unrealized losses on investments of $1.7 million, versus $12.8 million;
•Policies in-force of 130,321, versus 133,121;
•Book value per share including the Deferred Gain of $51.26, an increase of 8.9%, and Adjusted book value per share of $51.75, up 4.5% (both growth rates include dividends declared); and
•Returned $83.0 million to stockholders through a combination of share repurchases and regular quarterly dividends.
CEO Commentary
Chief Executive Officer Katherine Antonello commented: “This was a quarter defined by discipline. We made a deliberate choice to prioritize underwriting quality over volume, and the results reflect that commitment: our underwriting expense ratio improved, our actuarial estimates came in on target, and we returned $83.0 million to shareholders while growing book value per share including the Deferred Gain by 8.9%.
Our earned premium was essentially flat year-over-year — down 1% — which reflects our deliberate choice to prioritize underwriting quality over chasing volume. The steps we took in 2025 to tighten pricing and underwriting are working as intended, and new growth opportunities are taking shape, including expanding underwriting segments and our excess workers’ compensation product. Profitable growth remains our north star.
Our first quarter actuarial review came in right where we expected — loss and LAE estimates were within our targets, and we held our 2025 and prior estimates steady. Our current accident year loss and LAE ratio, excluding the LPT, on voluntary business is 72.0%, consistent with our 2025 accident year ratio, which reflects the underwriting discipline we’ve maintained throughout.”
Ms. Antonello continued, “Our investment portfolio is performing well — the rebalancing we did last quarter is paying off, with investment income (excluding private equity returns) up $1.5 million versus the prior year. We also made real progress on expenses, bringing our underwriting expense ratio down to 22.6% from 23.4%, which speaks to the operational discipline embedded in how we run this Company.

Returning capital to shareholders is something we take seriously, and the numbers speak for themselves: after a record $215.4 million returned in 2025, we kept the momentum going with another $83.0 million in the first quarter through share repurchases and dividends. Today’s decision by the Board of Directors to raise our quarterly dividend by 6.25% to $0.34 per share and to reset our $125.0 million share repurchase authorization is a direct reflection of our confidence in where this business is headed. That conviction is backed by an 8.9% year-over-year increase in book value per share including the Deferred Gain — a tangible signal of the value we’re building for shareholders.
And as we look ahead, the opportunity to set ourselves apart in technology is real. We recently became the first insurance carrier to bring workers’ compensation quoting directly into ChatGPT — built on our patented technology, designed to connect with business owners where and how they engage. We didn’t wait for the industry to define this channel. We defined it. That’s the culture and capability driving EMPLOYERS forward.”
Summary of Consolidated First Quarter 2026 Results
(All comparisons versus first quarter 2025, unless otherwise noted)
Gross premiums written were $180.8 million, a decrease of 14.8%. The pricing and underwriting actions taken in 2025 reduced new and renewal business premiums in the quarter. Net premiums earned were $180.9 million, a decrease of 1.1%.
Losses and LAE were $129.1 million, an increase of 7.0%, due primarily to increased cumulative trauma (CT) claim frequency in California. The Company’s loss and LAE ratio, excluding the LPT, was 72.0%, consistent with the 2025 accident year loss and LAE ratio. Additionally, no development was recognized on our voluntary business, compared to $0.7 million of unfavorable development recognized in the prior period.
Commission expense was $23.7 million, an increase of 3.0%. The Company’s commission expense ratio was 13.1%, compared to 12.6% a year ago. The variance in commission expense and ratio primarily reflects a favorable Q1 2025 adjustment to reduce commissions payable on non-performing policies.
Underwriting expenses were $40.9 million, a decrease of 4.7%. The Company’s underwriting expense ratio was 22.6%, compared to 23.4% a year ago. The decrease in our underwriting expenses was primarily driven by reduced policyholder dividends and lower compensation-related expenses.
Net investment income was $28.3 million, a decrease of 11.8%. The decrease was primarily attributable to reduced distributions from our investments in private equity limited partnerships, which were elevated in the prior period, partially offset by higher yields on fixed maturity securities resulting from our investment rebalancing activity in 2025.
Net realized and unrealized losses on investments reflected on the income statement were $1.7 million compared to $12.8 million a year ago. The reduction in realized and unrealized losses on investments was primarily the result of reduced unrealized and realized losses on equity securities and lower distributions from our investments in private equity limited partnerships.
Interest and financing expenses were $1.1 million versus $0.1 million a year ago. The increase in interest expense relates to the Company’s issuance of $125.0 million in new debt associated with the recapitalization plan announced in the fourth quarter of last year. The debt was funded by $105.0 million in drawings by our insurance subsidiaries’ Federal Home Loan Bank credit facilities and by $20.0 million from the Company's credit facility.
Federal and state income tax expense was $2.6 million (20.3% effective rate), compared to $3.1 million (19.5% effective rate) a year ago. The effective rates in each period reflect applicable income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, pre-privatization loss and LAE reserve adjustments and deferred gain amortization.
Second Quarter 2026 Dividend Declaration
On April 29, 2026, the Company’s Board of Directors declared an increase in our regular quarterly dividend to $0.34 per share, an increase of 6.25%. The dividend is payable on May 27, 2026 to stockholders of record as of May 13, 2026.
Stock Repurchases and New Stock Repurchase Authorization
During the first quarter of 2026, the Company repurchased 1,812,329 shares of its common stock at an average price of $42.42 per share. During the period from April 1, 2026 through April 28, 2026, the Company repurchased a further 353,547 shares of its common stock at an average price of $42.21 per share.
On April 29, 2026, the Company’s Board of Directors authorized a new stock repurchase program to allow for repurchases of up to $125.0 million of our common stock from May 4, 2026 through December 31, 2027. The new program replaces the prior program, whose repurchase authorization was fully utilized, and was scheduled to expire on December 31, 2026.
Earnings Conference Call and Webcast
The Company will host a conference call on Thursday, April 30, 2026, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.

To participate in the live conference call, you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.
The webcast will be accessible on the Company’s website at www.employers.com through the “Investors” link.
Reconciliation of Non-GAAP Financial Measures to GAAP
Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes-Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company’s investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company’s future performance, economic or market conditions, including current or future levels of inflation, potential implications of increased tariffs, changes in interest rates, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the Securities and Exchange Commission (SEC), including the risks detailed in the Company’s Quarterly Reports on Form 10-Q and the Company’s Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company’s website, www.employers.com. The Company’s filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
Employers Holdings, Inc. (NYSE: EIG), is a holding company with subsidiaries that are specialty providers of workers’ compensation insurance, excess workers’ compensation, and related services (collectively “EMPLOYERS®”) focused on small and mid-sized businesses engaged in lower hazard industries with its guaranteed cost product and self-insured enterprises with its excess workers’ compensation product. EMPLOYERS leverages over a century of experience to deliver comprehensive coverage solutions that meet the unique needs of its customers. Drawing from its long history and extensive knowledge, EMPLOYERS empowers businesses by protecting their most valuable asset – their employees – through exceptional claims management, loss control, and risk management services, to help businesses create safer work environments.
EMPLOYERS is also proud to offer Cerity®, which is focused on providing digital-first, direct-to-consumer workers’ compensation insurance solutions with fast and affordable coverage options through a user-friendly online platform.
EMPLOYERS operates throughout the United States, apart from four states that are served exclusively by their state funds. Workers’ Compensation insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, and Excess Workers’ Compensation is offered through Employers Assurance Company. Each of EMPLOYERS insurance subsidiaries is rated A (Excellent) by AM Best. Not all companies do business in all jurisdictions. EIG Services, Inc., and Cerity Services, Inc., are subsidiaries of Employers Holdings, Inc. EMPLOYERS® is a registered trademark of EIG Services, Inc., and

Cerity® is a registered trademark of Cerity Services, Inc. For more information, please visit www.employers.com, www.employers.com/excess-workers-compensation and www.cerity.com.
Contact Information
Michael Pedraja (775) 327-2706 or mpedraja@employers.com